Exhibit 99.1

FOR IMMEDIATE RELEASE

HEARTLAND PAYMENT SYSTEMS REPORTS FIRST QUARTER RESULTS

Princeton, NJ – May 6, 2010 – Heartland Payment Systems, Inc. (NYSE: HPY), one of the nation’s largest payments processors, today announced first quarter GAAP net income of $14.2 million, or $0.36 per fully diluted share. Results for the quarter include $20.4 million (pre-tax), or $0.32 per diluted share, of insurance recoveries associated with processing system intrusion costs, net of expenses related to the processing system intrusion. Excluding such net recoveries, first quarter Adjusted Net Income was $1.6 million or $0.04 per Diluted Share.

Highlights for the First Quarter include:

•	Small and Mid-Sized merchant (SME) transaction processing volume of $14.4 billion, up 7.2% compared with the first quarter of 2009

•	Transactions processed for Large National merchants of 685 million, up 6.8% compared with the first quarter of 2009

•	Quarterly net revenue of $103.8 million, up 5.4% compared with the first quarter of 2009

•	94.6% of new merchants installed were on HPS Exchange compared to 91.2% in the first quarter of 2009

•	A 370 basis point sequential improvement in same store sales performance (-1.5%) relative to the fourth quarter of 2009, the third quarter of sequential same store sales improvement

•	SFAS 123R stock compensation expense of $1.6 million, or $0.02 per share

Robert Carr, Chairman and CEO, said, “Growth rates in our two key performance metrics, transaction processing volume and same store sales, both improved each month in the quarter, reflecting our merchants’ strengthening business conditions. Though adjusted earnings in the quarter were down from the year ago period, they were consistent with the outcome we could expect based on our planned investment spending on new growth initiatives, including the Heartland Summit, compounding our seasonally weak first quarter. Expense growth has been considerably slowed through our efficiency and productivity initiatives, though elevated merchant losses weighed on first quarter margins. The recovery in same store sales is encouraging, including positive March same store sales, the first monthly increase in nearly two years. The timing of the roll out of our new growth initiatives is opportune as there are signs that a rebounding economy is increasing customer traffic at our small and mid-sized merchants. We believe we are well-positioned to leverage our franchise to gain share in attractive growth markets that will create value for our shareholders.”

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Net revenues in the first quarter of 2010 were $103.8 million, an increase of 5.4% compared to $98.5 million in the first quarter of 2009. Card processing volume for the three months ended March 31, 2010 was $14.4 billion, an increase of 7.2% compared to the three months ended March 31, 2009, primarily due to contributions from the ramp up in Discover and Amex activity, as well as growth in other SME merchant volume. In the first quarter of 2010, operating income as a percentage of net revenues was 2.5%, reflecting the economy’s impact on net revenue growth, the expensing of our periodic Sales and Servicing Summit and higher merchant losses in the quarter. Margins also continue to reflect higher stock compensation expense in our general and administrative expenses. In the first quarter, the Company recovered approximately $26.8 million of the costs it incurred for the processing system intrusion from its insurance providers and expensed approximately $6.4 million for accruals, legal fees and costs it incurred for investigations and defending various claims and actions, for a net recovery of $20.4 million. These various expenses, accruals and recoveries are shown separately in the Company’s Statement of Operations.

Mr. Carr continued, “The first quarter was a period of significant progress in introducing significant changes in our organization in preparation for the aggressive launch of exciting new sales and marketing campaigns. Our relationship managers are now fully engaged in our new vertical market strategy and are in the field with programs specifically targeting the restaurant, lodging and medical verticals; at the same time, our sales leadership is now implementing our aggressive hiring plan. This month we are introducing our fully encrypted end-to-end terminal solution to the market, offering merchants and their customers what we believe to be the highest level of data security available in the marketplace. Both our American Express One Point and Discover MAP programs are driving increased processing and servicing activity, making Heartland one of the few merchant processors capable of settling transactions from all of the four major card issuers. And, our Payroll, CampusCard and Loyalty programs are all achieving continued success opening new markets where we will seek to further grow the Heartland franchise. With the economy showing signs of stabilization - if not improvement - transaction processing volume is expected to experience better performance as cards increasingly become the payment vehicle of choice. This is an opportune time to leverage our strategic initiatives to achieve our long-term growth objectives.”

Reconciliation of Non-GAAP Financial Measures And Regulation G Disclosure

To supplement its consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company provides additional measures of its operating results, net income and earnings per share, which exclude certain costs and expenses and recoveries related to the processing system intrusion. The Company believes that these non-GAAP financial measures are appropriate to enhance understanding of its historical performance as well as prospects for its future performance.

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This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Pursuant to Regulation G, a reconciliation of these non-GAAP financial measures with the comparable financial measures calculated in accordance with GAAP for the three months ended March 31, 2010 and 2009 follows:

(In thousands, except per share):

	Three Months Ended March 31,
	2010	2009
Net income (loss) attributable to Heartland
Non-GAAP - Adjusted net income attributable to Heartland	$1,527	$5,384

Less adjustments:
Provision for (recovery of) processing system intrusion costs	(20,364)	12,590
Income tax impact of provision for processing system intrusion	7,663	(4,751)

After-tax provision for (recovery of) processing system intrusion costs	(12,701)	7,839

GAAP - Net income (loss) attributable to Heartland	$14,228	$(2,455)

Earnings (loss) per share
Non-GAAP - Adjusted net income per share	$0.04	$0.14
Less: provision for (recovery of) processing system intrusion costs	(0.32)	0.21

GAAP - Net income (loss) per share	$0.36	$(0.07)

Shares used in computing GAAP net income (loss) per share	38,998	37,535

Please see “Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure” below for additional detail.

FULL YEAR 2010 GUIDANCE:

Economic growth in the first quarter has shown some improvement. For the full year 2010, we expect net revenue (total revenues less interchange, dues, assessments and fees) to grow by 10-13%, to between $460 and $475 million. For the year, earnings per share are expected to be $0.95 - $1.00, excluding $0.09 per share of stock compensation expense. The Company’s guidance for 2010 does not include any estimates for potential losses, costs, expenses and accruals or recoveries arising from the previously announced processing system intrusion, including exposure to credit and debit card companies and banks, exposure to various legal proceedings that are pending, or may arise, and related fees and expenses, and other potential liabilities, costs and expenses.

DIVIDEND:

The Company also announced that on May 4, 2010 the Board of Directors declared a quarterly dividend of $0.01 per common share, which is payable June 15, 2010 to shareholders of record on May 25, 2010.

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Conference Call:

Heartland Payment Systems, Inc. will host a conference call on May 6, 2010 at 8:30 a.m. Eastern Time to discuss financial results and business highlights. Heartland Payment Systems invites all interested parties to listen to its conference call, broadcast through a webcast on the Company’s website. To access the call, please visit the Investor Relations portion of the Company’s website at: www.heartlandpaymentsystems.com. The conference call may be accessed by calling 800-967-7185. Please provide the operator with PIN number 9936942. The webcast will be archived on the Company’s website within two hours of the live call and will remain available through Friday, August 6, 2010. More detailed financial information can be found in Heartland Payment Systems Statistical Supplement for the first quarter of 2010, which is available on Heartland Payment’s website at www.heartlandpaymentsystems.com.

About Heartland Payment Systems

Heartland Payment Systems, Inc. (NYSE: HPY), the 5th largest payments processor in the United States, delivers credit/debit/prepaid card processing, payroll, check management and payments solutions to more than 250,000 business locations nationwide. Heartland is the founding supporter of The Merchant Bill of Rights, a public advocacy initiative that educates merchants about fair credit and debit card processing practices. For more information, please visit HeartlandPaymentSystems.com, MerchantBillOfRights.com, CostOfABurger.com and E3secure.com.

Forward-looking Statements

This press release contains statements of a forward-looking nature which represent our management’s beliefs and assumptions concerning future events. Forward-looking statements involve risks, uncertainties and assumptions and are based on information currently available to us. Actual results may differ materially from those expressed in the forward-looking statements due to many factors, including without limitation, the significantly unfavorable economic conditions confronting the United States, the risks that our new sales and marketing campaigns and our hiring plan may be unsuccessful, and the results and effects of the security breach of our processing system including the outcome of our investigation, the extent of cardholder information compromised and consequences to our business including effects on sales and costs in connection with this systems breach, and additional factors that are contained in the Company’s Securities and Exchange Commission filings, including but not limited to, the Company’s annual report on Form 10- K for the year ended December 31, 2009. We undertake no obligation to update any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

CONTACT:

Joe Hassett

Gregory FCA Communications

27 West Athens Ave.

Ardmore, PA 19003

Tel: 610-228-2110

Email: Heartland_ir@gregoryfca.com

TABLES FOLLOW

Heartland Payment Systems, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

(In thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2010	2009

Total Revenues	$411,156	$372,172

Costs of Services:
Interchange	281,050	257,372
Dues, assessments and fees	26,270	16,280
Processing and servicing	57,018	48,056
Customer acquisition costs	13,365	12,575
Depreciation and amortization	3,754	3,734

Total costs of services	381,457	338,017
General and administrative	27,100	25,033

Total expenses	408,557	363,050

Income from operations	2,599	9,122

Other income (expense):
Interest income	31	29
Interest expense	(1,101)	(541)
(Provision for) recovery of processing system intrusion costs	20,364	(12,590)
Other, net	945	2

Total other income (expense)	20,239	(13,100)

Income (loss) before income taxes	22,838	(3,978)
Provision for (benefit from) income taxes	8,594	(1,501)

Net income (loss)	14,244	(2,477)
Less: Net income (loss) attributable to noncontrolling interests	16	(22)

Net income (loss) attributable to Heartland	$14,228	$(2,455)

Net income (loss)	$14,244	$(2,477)
Other comprehensive income:
Unrealized gains (losses) on investments, net of income tax of $13 and $(7)	25	(11)
Foreign currency translation adjustment	326	(258)

Comprehensive income (loss)	14,595	(2,746)
Less: Net income (loss) attributable to noncontrolling interests	16	(22)

Comprehensive income (loss) attributable to Heartland	$14,579	$(2,724)

Earnings (loss) per common share:
Basic	$0.38	$(0.07)
Diluted	$0.36	$(0.07)
Weighted average number of common shares outstanding:
Basic	37,628	37,535
Diluted	38,998	37,842

Heartland Payment Systems, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except share data)

(unaudited)

	March 31, 2010	December 31, 2009
Assets
Current assets:
Cash	$59,385	$32,113
Funds held for payroll customers	31,339	29,667
Receivables, net	155,579	149,403
Investments held to maturity	1,410	1,450
Inventory	12,011	12,381
Prepaid expenses	7,688	8,874
Current tax asset	22,137	16,266
Current deferred tax assets, net	21,262	42,760

Total current assets	310,811	292,914
Capitalized customer acquisition costs, net	66,771	72,038
Property and equipment, net	99,220	99,989
Goodwill	61,520	60,962
Intangible assets, net	33,329	34,637
Deposits and other assets, net	531	1,666

Total assets	$572,182	$562,206

Liabilities and stockholders’ equity
Current liabilities:
Due to sponsor banks	$81,315	$80,007
Accounts payable	30,024	32,305
Deposits held for payroll customers	31,339	29,667
Current portion of borrowings	111,534	58,547
Current portion of accrued buyout liability	8,822	9,306
Merchant deposits and loss reserves	29,680	27,214
Accrued expenses and other liabilities	26,273	30,456
Reserve for processing system intrusion	42,768	99,911

Total current liabilities	361,755	367,413

Deferred tax liabilities, net	19,084	21,448
Reserve for unrecognized tax benefits	1,600	1,391
Long-term portion of borrowings	6,295	8,419
Long-term portion of accrued buyout liability	35,288	33,580

Total liabilities	424,022	432,251

Commitments and contingencies	—	—

Equity
Common Stock, $0.001 par value, 100,000,000 shares authorized, 37,769,616 and 37,524,298 shares issued and outstanding at March 31, 2010 and December 31, 2009	38	38
Additional paid-in capital	175,723	171,736
Accumulated other comprehensive loss	(195)	(546)
(Accumulated deficit) Retained earnings	(27,636)	(41,487)

Total stockholders’ equity	147,930	129,741
Noncontrolling interests	230	214

Total equity	148,160	129,955

Total liabilities and equity	$572,182	$562,206

Heartland Payment Systems, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flow

(In thousands)

(unaudited)

	Three Months Ended March 31,
	2010	2009
Cash flows from operating activities
Net income (loss) attributable to Heartland	$14,228	$(2,455)
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of capitalized customer acquisition costs	14,048	14,129
Other depreciation and amortization	6,285	4,902
Addition to loss reserves	3,300	1,529
Provision for doubtful receivables	157	(4)
Stock-based compensation	1,557	285
Deferred taxes	19,111	(120)
Net income (loss) attributable to noncontrolling interests	16	(22)
Other	13	—
Changes in operating assets and liabilities:
Increase in receivables	(6,320)	(2,007)
Decrease (increase) in inventory	374	(38)
Payment of signing bonuses, net	(4,971)	(9,007)
Increase in capitalized customer acquisition costs	(3,810)	(3,936)
Decrease in prepaid expenses	1,190	1,970
Increase in current tax asset	(5,226)	(1,663)
Decrease in deposits and other assets	1,125	26
Excess tax benefits on options exercised	(647)	(317)
Increase (decrease) in reserve for unrecognized tax benefits	209	(13)
Increase (decrease) in due to sponsor bank	1,308	(6,856)
(Decrease) increase in accounts payable	(2,582)	1,237
Decrease in accrued expenses and other liabilities	(4,191)	(2,623)
(Decrease) increase in merchant deposits and loss reserves	(834)	13,416
(Decrease) increase in reserve for processing system intrusion	(57,143)	7,681
Payouts of accrued buyout liability	(1,903)	(2,712)
Increase in accrued buyout liability	3,127	2,381

Net cash (used in) provided by operating activities	(21,579)	15,783

Cash flows from investing activities
Purchase of investments held to maturity	(581)	(562)
Maturities of investments held to maturity	626	589
Increase in funds held for payroll customers	(1,633)	(7,303)
Increase in deposits held for payroll customers	1,672	7,289
Purchases of property and equipment	(4,172)	(11,806)

Net cash used in investing activities	(4,088)	(11,793)

Cash flows from financing activities
Proceeds from borrowings	53,000	—
Principal payments on borrowings	(2,137)	(2,135)
Proceeds from exercise of stock options	1,783	398
Excess tax benefits on options exercised	647	317
Repurchase of common stock	—	(3,202)
Dividends paid on common stock	(377)	(936)

Net cash provided by (used in) financing activities	52,916	(5,558)

Net increase (decrease) in cash	27,249	(1,568)
Effect of exchange rates on cash	23	(8)
Cash at beginning of year	32,113	27,589

Cash at end of period	$59,385	$26,013

Reconciliation of Non-GAAP Financial Measures And Regulation G Disclosure

To supplement its consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company provides additional measures of its operating results, namely net income and earnings per share, which exclude certain costs and expenses and recoveries related to the criminal breach of its payment systems environment (the “Processing System Intrusion”). These measures meet the definition of a non-GAAP financial measure. The Company believes that application of these non-GAAP financial measures is appropriate to enhance understanding of its historical performance as well as prospects for its future performance.

Use and Economic Substance of the Non-GAAP Financial Measures— Management uses these non-GAAP measures to evaluate performance period over period, to analyze the underlying trends in the Company’s business, to assess its on-going operating performance relative to its competitors, and to establish operational goals and forecasts. Net costs and expenses related to the Processing System Intrusion are not indicative of the Company’s on-going operating performance and are therefore excluded by management in assessing the Company’s operating performance, as well as from the measures used for making operating decisions, although in making operating decisions management is mindful of its need to utilize cash to pay for the costs and expenses relating to the Processing System Intrusion.

The following is an explanation of the adjustments that management excluded as part of its non-GAAP measures for the three months ended March 31, 2010 and 2009:

Provision for Processing System Intrusion— On January 20, 2009, the Company publicly announced the discovery of the Processing System Intrusion. During the three months ended March 31, 2010, the Company recovered from its insurance providers approximately $26.8 million of the costs it incurred for the Processing System Intrusion and expensed approximately $6.4 million for accruals, legal fees and costs it incurred for investigations and defending various claims and actions, for a net recovery of $20.4 million, or $0.32 per share. For the three months ended March 31, 2009, the Company recorded total expenses of $12.6 million, or $0.21 per share, associated with the Processing System Intrusion. Approximately $7.7 million of the $12.6 million total expenses related to accruals for assessments imposed by MasterCard and Visa in April 2009 against the Company and its sponsor banks. The remaining $4.9 million of the total expenses for the three months ended March 31, 2009 were for legal fees and costs it incurred for investigations, defending various claims and actions, remedial actions and crisis management services.

Since its announcement of the Processing System Intrusion on January 20, 2009 and through March 31, 2010, the Company has expensed a total of $139.4 million, before reducing charges by $30.7 million of total insurance recoveries. Approximately $26.6 million of these charges were for legal fees and costs we incurred for investigations, defending various claims and actions, remedial actions and crisis management services. The majority of these charges, or approximately $112.8 million, related to settlements of claims, settlement offers we made to certain claimants, or settlements deemed likely to be agreed upon in the near term with certain claimants.

At March 31, 2010, the Company carried a $42.8 million Reserve for Processing System Intrusion on its Balance Sheet. The majority of this Reserve related to:

(i)	settlement offers we made to certain claimants in an attempt to resolve certain of the claims asserted against us or our sponsor banks (who have asserted rights to indemnification from us pursuant to our agreements with them), and

(ii)	settlements deemed likely to be agreed upon in the near term with certain claimants.

Notwithstanding its belief that it has strong defenses against the claims that are the subject of the settlement offers or discussions described in (i) and (ii) above, the Company decided to make the settlement offers and engage in settlement discussions in attempts to avoid the costs and uncertainty of litigation. The Company is prepared to vigorously defend itself against all the unsettled claims relating to the Processing System Intrusion that have been asserted against it and its sponsor banks to date. It is possible the Company will end up resolving the claims that are the subject of the settlement offers, either through settlements or pursuant to litigation, for amounts that are greater than the amount it has reserved to date. Moreover, even if the claims that are the subject of the settlement offers were resolved for the amount the Company has reserved, that would still leave unresolved a portion of the claims that have been asserted against the Company. The Company feels it has strong defenses to all the claims that have been asserted against it and its sponsor banks relating to the Processing System Intrusion, including those claims that are not the subject of the settlement offers.

Additional costs the Company expects to incur for investigations, remedial actions, legal fees, and crisis management services related to the Processing System Intrusion will be recognized as incurred. Such costs could be material and could adversely impact the Company’s results of operations, financial condition and cash flow.

Material Limitations Associated with the Use of Non-GAAP Financial Measures— Non-GAAP net income and non-GAAP earnings per share that exclude the impact of the Provision for Processing System Intrusion may have limitations as analytical tools, and these non-GAAP measures should not be considered in isolation from or as a replacement for GAAP financial measures, and should be considered only as supplemental to the Company’s GAAP financial measures. Some of the limitations associated with the use of these non-GAAP financial measures are:

•

Processing System Intrusion costs and expenses and recoveries that are excluded from non-GAAP net income and non-GAAP earnings per share can have a material impact on cash flows, GAAP net income and GAAP earnings per share.

•

Other companies may calculate non-GAAP net income and non-GAAP earnings per share that exclude the impact of similar costs and expenses and recoveries differently than the Company does, limiting the usefulness of those measures for comparative purposes.

Usefulness of Non-GAAP Financial Measures to Investors— The Company believes that presenting non-GAAP net income and non-GAAP earnings per share that exclude the impact of the Provision for Processing System Intrusion in addition to the related GAAP measures provides investors greater transparency to the information used by the Company’s management for its financial and operational decision-making and allows investors to see the Company’s results through the eyes of management. Additionally, the Company believes that the inclusion of these non-GAAP financial measures provides enhanced comparability in its financial reporting. The Company further believes that providing this information better enables its investors to understand the Company’s operating performance and underlying business fundamentals, and to evaluate the methodology used by management to evaluate and measure such performance.

This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Pursuant to Regulation G, a reconciliation of these non-GAAP financial measures with the comparable financial measures calculated in accordance with GAAP for the three months ended March 31, 2010 and 2009 follows:

(In thousands, except per share)

	Three Months Ended March 31,
	2010	2009
Net income (loss) attributable to Heartland
Non-GAAP - Adjusted net income attributable to Heartland	$1,527	$5,384

Less adjustments:
Provision for (recovery of) processing system intrusion costs	(20,364)	12,590
Income tax impact of provision for processing system intrusion	7,663	(4,751)

After-tax provision for (recovery of) processing system intrusion costs	(12,701)	7,839

GAAP - Net income (loss) attributable to Heartland	$14,228	$(2,455)

Earnings (loss) per share
Non-GAAP - Adjusted net income per share	$0.04	$0.14
Less: provision for (recovery of) processing system intrusion costs	(0.32)	0.21

GAAP - Net income (loss) per share	$0.36	$(0.07)

Shares used in computing GAAP net income (loss) per share	38,998	37,535